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                                                                 EXHIBIT 10.14


                       MANAGEMENT STOCK OPTION AGREEMENT


         MANAGEMENT STOCK OPTION AGREEMENT, dated as of August 19, 1998, between Riverwood Holding, Inc. (formerly New River Holding, Inc.), a Delaware corporation (the "Company"), and the Grantee whose name appears on the signature page hereof (the "Grantee").

                              W I T N E S S E T H:

         WHEREAS, to motivate key employees of the Company and the Subsidiaries by providing them an ownership interest in the Company, the Board of Directors of the Company (the "Board") established the Riverwood Holding, Inc. Stock Incentive Plan, as the same may be amended from time to time (the "Plan");

         WHEREAS, the Board has authorized the grant to the Grantee of the Options (as defined herein) pursuant to the Plan and the terms set forth in this Agreement;

         WHEREAS, the Grantee and the Company desire to enter into an agreement to evidence and confirm the grant of such options on the terms and conditions set forth herein;

         NOW, THEREFORE, to evidence the stock options so granted, and to set forth the terms and conditions governing such stock options, the Company and the Grantee hereby agree as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  (a) "Acquisition" shall mean the series of transactions resulting in the indirect acquisition of all of the issued and outstanding capital stock of Former Riverwood by the Company on March 27, 1996 pursuant to the Merger Agreement.

                  (b) "Affiliate" shall mean, with respect to any person, any other person controlled by, controlling or under common control with such person.

                  (c) "Award Agreement" shall mean each agreement evidencing the grant of any award under the Plan, including, without limitation, this Agreement.

                  (d) "Board" shall mean the Board of Directors of the Company.

                  (e) "CD&R Fund" shall mean the Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership, and any successor investment vehicle managed by Clayton, Dubilier & Rice, Inc.

                  (f) "Cause" shall have the meaning assigned to such term in the Employment Agreement.

                  (g) "Change in Control" shall mean the first to occur of the following events after the date hereof:



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                           (i)      the acquisition by any person, entity or
                  "group" (as defined in Section 13(d) of the Exchange Act), other than the Company, the Subsidiaries, any employee benefit plan of the Company or the Subsidiaries, the CD&R Fund, any Investor or any Affiliate of the CD&R Fund or of an Investor, of 50% or more of the combined voting power of the Company's or Riverwood's then outstanding voting securities;

                           (ii) the merger or consolidation of the Company or Riverwood, as a result of which persons who were stockholders of the Company or Riverwood, as the case may be, immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

                           (iii) the liquidation or dissolution of the Company or Riverwood other than a liquidation of Riverwood into the Company or into any Subsidiary; and

                           (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company or Riverwood to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company, Riverwood, the CD&R Fund or any Investor.

                  (h) "Change in Control Price" shall mean the price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Board if any part of such price is payable other than in cash).

                  (i) "Closing Date" shall mean the date of the closing date of the Acquisition.

                  (j) "Common Stock" shall mean the Class A Common Stock, par value $.01 per share, of the Company.

                  (k) "Company" shall mean Riverwood Holding, Inc., a Delaware corporation formerly known as New River Holding, Inc., and any successor thereto.

                  (l) "Covered Options" shall have the meaning set forth in Section 5(c)(i) hereof.

                  (m) "Credit Agreement" shall mean the Credit Agreement, dated as of March 21, 1996, as amended, among RIC Holding (as successor to Former Riverwood), the other borrowers party thereto, The Chase Manhattan Bank, as administrative agent, and the lenders party thereto from time to time, as such agreement may be further amended from time to time.

                  (n) "Cumulative EBITDA Target" shall mean the sum of the EBITDA Targets for Fiscal Years 1998, 1999, 2000, 2001 and 2002.



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                (o)        "Delay Period" shall have the meaning set forth in
Section 10(c) hereof.

                (p) "Disability" shall have the meaning assigned to such term in the Employment Agreement.

                (q) "EBITDA" shall have the meaning assigned to such term in the Credit Agreement.

                (r) "EBITDA Target" shall mean, with respect to each of the 1998 and 1999 Fiscal Years, EBITDA target for such fiscal year of the Company set forth in the original investment case under the business plan developed by the Company in connection with the financing of the Acquisition, and, with respect to each subsequent Fiscal Year, the EBITDA targeted for such Fiscal Year in the business plan of the Company and the Subsidiaries for such Fiscal Year approved by the Board; provided, however, that in the event the Company or any Subsidiary consummates a significant acquisition, disposition or other corporate transaction or series of transactions that, in the judgement of the Executive Committee of the Board, would reasonably be expected to impact the consolidated earnings of the Company and the Subsidiaries, the EBITDA Target for the relevant Fiscal Years may be appropriately adjusted by the Board to reflect such transaction or series of transactions.

                (s) "Employment Agreement" shall mean the employment agreement, dated as of July 14, 1997, by and among the Company, Riverwood and the Grantee, as the same may be amended from time to time.

                (t) "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended.

                (u)        "Exercise Date" shall have the meaning set forth in
Section 6 hereof.

                (v)        "Exercise Price" shall have the meaning set forth in
Section 6 hereof.

                (w)        "Exercise Shares" shall have the meaning set forth in
Section 6 hereof.

                (x) "Extraordinary Termination" shall mean a termination of the Grantee's employment with the Company and the Subsidiaries by reason of the Grantee's death, Disability or Retirement.

                (y) "Fair Market Value" shall mean, as of any date, the fair market value on such date per share of Common Stock as determined in good faith by the Executive Committee of the Board. In making a determination of Fair Market Value, the Executive Committee shall give due consideration to such factors as it deems appropriate, including, without limitation, the earnings and certain other financial and operating information of the Company and the Subsidiaries in recent periods, the potential value of the Company and the Subsidiaries as a



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whole, the future prospects of the Company and the Subsidiaries and the industries in which they compete, the history and management of the Company and the Subsidiaries, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company and the Subsidiaries and a valuation of the Common Stock, which shall be performed by an independent valuation firm chosen by the Executive Committee. Notwithstanding the foregoing, following a Public Offering, Fair Market Value shall mean the average of the high and low trading prices for a share of Common Stock on the primary national exchange (including NASDAQ) on which the Common Stock is then traded on the trading day immediately preceding the date as of which such Fair Market Value is determined. The determination of Fair Market Value will not give effect to any restrictions on transfer of the shares of Common Stock or the fact that such Common Stock would represent a minority interest in the Company.

                (z) "First Purchase Period" shall have the meaning set forth in Section 5(c)(i) hereof.

                (aa) "Financing Agreements" shall have the meaning set forth in Section 10(a) hereof.

                (bb) "Fiscal Year" shall mean a fiscal year of the Company ending December 31.

                (cc) "Former Riverwood" shall mean the Delaware corporation known as "Riverwood International Corporation" prior to the Acquisition, which was merged into RIC Holding in connection with the Acquisition.

                (dd) "Good Reason" shall have the meaning assigned to such term in the Employment Agreement.

                (ee) "Grant Date" shall mean the date hereof, which is the date as of which the Options are granted to the Grantee.

                (ff) "Grantee" shall mean the employee whose name appears on the signature page hereof.

                (gg) "Investors" shall mean each of the investors who purchased shares of Common Stock or shares of Class B Common Stock of the Company concurrently with the consummation of the merger contemplated by the Merger Agreement, and their "specified affiliates", within the meaning of the Stockholders Agreement of the Company, as amended from time to time.



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                (hh)       "Involuntary Termination" shall mean a termination of
the Grantee's employment with a New Employer or any subsidiary thereof by the New Employer for any reason.

                (ii) "Management Stock Subscription Agreement" shall mean the management stock subscription agreement entered into by the Company and the Grantee in connection with the Grantee's exercise of any of the Options and purchase of the Shares subject to any such Options pursuant to Section 6 hereof.

                (jj) "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of October 25, 1995, by and among RIC Holding, its wholly owned subsidiary, CDRO Acquisition Corporation, a Delaware corporation, and Former Riverwood.

                (kk) "New Employer" shall mean the Grantee's employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

                (ll) "Normal Termination Date" shall mean (i) in the case of the Service Options and the Performance Options, the 90th day following the tenth anniversary of the Grant Date and (ii) in the case of the Special Options, the 30th day following the fifth anniversary of the Grant Date.

                (mm) "Notice of Exercise" shall mean a written notice delivered to the Grantee by the Company with respect to all of the Special Options notifying the Grantee of his right to exercise the Special Options during the 30 day period immediately following the date of delivery of such notice.

                (nn) "Option Price" shall mean the exercise price under each Option and shall be equal to $100 per Share.

                (oo) "Options" shall mean, collectively, the Special Options, the Performance Options and the Service Options granted to the Grantee hereby.

                (pp) "Performance Options" shall mean those Options which shall vest, if at all, in accordance with the provisions of Section 3(b) or, if applicable, Section 3(d) or Section 9 hereof. Performance Options have been granted to the Grantee pursuant to this Agreement with respect to the number of Shares specified under Item B on the signature page hereof.

                (qq) "Plan" shall mean the Riverwood Holding, Inc. Stock Incentive Plan, as the same may be amended from time to time.

                (rr) "Public Offering" shall mean the first day as of which sales of Common Stock are made to the public in the United States pursuant to an underwritten public offering of the Common Stock led by one or more underwriters at least one of which is an underwriter of nationally recognized standing.



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                (ss)       "Registration and Participation Agreement" shall have
the meaning set forth in Section 7(f) hereof.

                (tt) "Retirement" shall mean a Grantee's retirement from employment with the Company and the Subsidiaries at or after age 65.

                (uu) "RIC Holding" shall mean RIC Holding, Inc., a Delaware corporation and wholly owned subsidiary of the Company.

                (vv) "Riverwood" shall mean Riverwood International Corporation, a Delaware corporation and a wholly owned subsidiary of the Company.

                (ww) "Rule 144" shall mean Rule 144 promulgated under the Securities Act.

                (xx) "Second Purchase Period" shall have the meaning set forth in Section 5(c)(i) hereof.

                (yy) "Securities Act" shall mean the U.S. Securities Act of 1933, as amended.

                (zz) "Service Options" shall mean those Options which shall vest, if at all, in accordance with the provisions of Section 3(a) or, if applicable, Section 3(d) or Section 9 hereof, based upon a Grantee's completion of service. Service Options have been granted to the Grantee pursuant to this Agreement with respect to the number of Shares specified under Item A on the signature page hereof.

                (aaa) "Shares" shall mean the shares of Common Stock subject to the Options. The number of Shares subject to the Options is set forth on the signature page hereof.

                (bbb) "Special Options" shall mean those Options which shall be vested as of the Grant Date and which shall be exercisable solely in accordance with the provisions of Section 3(c) or, if applicable, Section 3(d) or Section 9 hereof. Special Options have been granted to the Grantee pursuant to this Agreement with respect to the number of Shares specified under Item C on the signature page hereof.

                (ccc) "Subsidiary" shall mean any corporation or other person, a majority of whose outstanding voting securities or other equity interests are owned, directly or indirectly, by the Company.

         2. Confirmation of Grant; Option Price. The Company hereby evidences and confirms its grant to the Grantee, effective as of the date hereof, of (i) Service Options to purchase the aggregate number of Shares set forth in Item A on the signature page hereof, (ii) Performance Options to purchase the aggregate number of Shares set forth in Item B on the signature page hereof and (iii)



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Special Options to purchase the aggregate number of Shares set forth in Item C on the signature page hereof. Each Option shall have an option price of $100.00 per share (the "Option Price"). The Options are not intended to be incentive stock options under the U.S. Internal Revenue Code of 1986, as amended. This Agreement is subordinate to, and the terms and conditions of the Options granted hereunder are subject to, the terms and conditions of the Plan. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

         3.       Vesting and Exercisability.

         (a) Service Options. (i) Except as otherwise provided in this Agreement (including Section 3(a)(ii) hereof) and subject to the continuous employment of the Grantee with the Company or one of the Subsidiaries until the applicable vesting date, the Service Options granted hereby shall vest and become exercisable (A) as to 40% of the Shares subject thereto on the first anniversary of the Grant Date and (B) as to 20% of the Shares subject thereto on each of the second, third and fourth anniversaries of the Grant Date, respectively; provided that, if (x) the Grantee's employment is terminated by reason of an Extraordinary Termination or (y)(i)the CD&R Fund and, if applicable, its Affiliates effect a sale or other disposition of all of the Common Stock then held by the CD&R Fund and its Affiliates to one or more persons other than any person who is an Affiliate of the CD&R Fund and (ii) thereafter, the Grantee's employment is terminated by the Company other than for Cause or by the Grantee for Good Reason, all Service Options held by the Grantee as of the effective date of such Extraordinary Termination or termination under the foregoing clause (y)(ii), whichever is applicable, shall become immediately 100% vested and exercisable.

         (ii) If the Company delivers a Notice of Exercise to the Grantee and, within the 60 day period after the delivery of such Notice of Exercise,
(a) the Grantee does not exercise any of the Special Options and purchase the Shares covered thereby in accordance with Section 6 of this Agreement, then, notwithstanding the provisions of Section 3(a)(i), all of the Service Options shall become vested solely on the date that is nine years and six months following the Grant Date and solely if Executive remains in the continuous employment of the Company or one of its Subsidiaries until such date and (b) the Grantee exercises Special Options with respect to less than 7,500 Shares and purchases the Shares covered by such exercise in accordance with Section 6 of this Agreement then, notwithstanding the provisions of Section 3(a)(i), Service Options with respect to Shares equal to the same percentage of 15,000 as the Special Options exercised by Grantee bears to 7,500 shall become vested as contemplated by Section 3(a)(i) and the remaining Service Options shall become vested solely on the date that is nine years and six months following the Grant Date and solely if Executive remains in the continued employment of the Company or one of its Subsidiaries until such date.

         (b) Performance Options. (i) Except as otherwise provided in this Agreement (including Section 3(b)(ii) hereof), no portion of any Performance Options shall vest or become exercisable (i) unless and until the Company shall have achieved the Cumulative EBITDA Target and (ii) unless the Grantee shall have been continuously employed by the Company or one of the Subsidiaries from the Grant Date until the date as of which the Cumulative EBITDA Target is achieved; provided that, if



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(x) the Grantee's employment is terminated by reason of an Extraordinary
Termination or (y)(i) the CD&R Fund and, if applicable, its Affiliates effect a sale or other disposition of all of the Common Stock then held by the CD&R Fund and its Affiliates to one or more persons other than any person who is an Affiliate of the CD&R Fund and (ii) thereafter, the Grantee's employment is terminated by the Company other than for Cause or by the Grantee for Good Reason, then a proportionate share of any Performance Options that have not vested and become exercisable on or prior to the date of such Extraordinary Termination or other termination described in the foregoing clause (y)(ii), whichever is applicable, shall vest and become exercisable as of such date. Such proportionate share of Performance Options that shall become vested and exercisable shall equal the product of (i) the percentage obtained by dividing
(x) the cumulative EBITDA achieved by the Company as of the last day of the calendar quarter ending coincident with or immediately prior to the date of the Extraordinary Termination or other termination, whichever is applicable, by (y) the Cumulative EBITDA Target, multiplied by (ii) the total number of Shares subject to the Performance Options. Any Performance Options held by the Grantee as of the date of an Extraordinary Termination or other termination whichever is applicable, that have not become vested and exercisable on or prior to such date in accordance with this Section 3(b)(i) shall terminate and be canceled immediately on such date. Notwithstanding the foregoing provisions of this paragraph (b)(i), subject to the continuous employment of the Grantee with the Company or one of the Subsidiaries, Performance Options shall vest and become exercisable nine years and six months following the Grant Date, regardless of whether the Cumulative EBITDA Target has been achieved.

         (ii) If the Company delivers a Notice of Exercise to the Grantee and, within the 60 day period after the delivery of such Notice of Exercise,
(a) the Grantee does not exercise any of the Special Options and purchase the Shares covered thereby in accordance with Section 6 of this Agreement, then, notwithstanding the provisions of Section 3(b)(i), all of the Performance Options shall become vested solely on the date that is nine years and six months following the Grant Date and solely if Executive remains in the continuous employment of the Company or one of its Subsidiaries until such date and (b) the Grantee exercises Special Options with respect to less than 7,500 Shares and purchases the Shares covered by such exercise in accordance with
Section 6 of this Agreement then, notwithstanding the provisions of Section 3(b)(i), Performance Options with respect to Shares equal to the same number of Shares for which the Special Options were exercised by Grantee shall become vested as contemplated by Section 3(b)(i) and the remaining Performance Options shall become vested solely on the date that is nine years and six months following the Grant Date and solely if Executive remains in the continued employment of the Company or one of its Subsidiaries until such date.

         (c) Special Options. The Special Options shall be fully vested at all times. The Special Options shall be exercisable solely during the 60 day period following the earlier of (x) the date, if any, that the Company delivers a Notice of Exercise to the Grantee and (y) the fifth anniversary of the Grant Date. The Company will deliver a Notice of Exercise to the Grantee (a) upon receipt by the Company of a valuation of the Common Stock of the Company provided by an independent valuation firm chosen by the Executive Committee which indicates that the fair market value per share of Common Stock is equal to or in excess of $100 per share and (b) concurrently with the offer



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by the Company to sell shares of Common Stock to any of its executives or key employees at a purchase price equal to or in excess of $100 per share.

         (d) Conditions. The Board may accelerate the vesting or exercisability of any Option, all Options or any class of Options, at any time and from time to time. Shares eligible for purchase may, subject to the provisions hereof, thereafter be purchased, at any time and from time to time on or after such anniversary until the date one day prior to the date on which the Options terminate, provided that any such purchase shall be effected pursuant to and subject to the provisions contained in the Management Stock Subscription Agreement related to such Shares.

         4.       Termination of Options.

         (a) Normal Termination Date. Unless an earlier termination date shall occur as specified in subsection (b), the Options shall terminate and be canceled on the applicable Normal Termination Date.

         (b) Early Termination. (i) Service and Performance Options. If the Grantee's employment is voluntarily or involuntarily terminated for any reason, any Service and Performance Options held by the Grantee that have not vested and become exercisable on or before the effective date of such termination shall terminate and be canceled on such effective date. Subject to the provisions of Section 5(c), all Service and Performance Options held by the Grantee on the date of such termination that shall have become vested and exercisable on or before the effective date of such termination shall remain exercisable for whichever of the following periods is applicable, and if not exercised within such period, shall terminate and be canceled upon the expiration of such period: (i) if the Grantee's employment is terminated by reason of an Extraordinary Termination, then any such vested and exercisable Service and Performance Options shall remain exercisable solely until the first to occur of (A) the one year anniversary of the Grantee's termination of employment or (B) the Normal Termination Date and (ii) if the Grantee's employment is terminated for any reason other than (x) an Extraordinary Termination or (y) for Cause, then any such vested and exercisable Service and Performance Options shall remain exercisable for a period of 60 days after the earliest of (x) the expiration of the Second Purchase Period (as defined in Section 5(c)(i) hereof), (y) the receipt by the Grantee of written notice that the CD&R Fund does not intend to exercise its right to purchase the Options pursuant to Section 5(c)(i) and (z) the Normal Termination Date.

         (ii) Special Options. To the extent not exercised, all of the Special Options shall terminate and be canceled on the earliest of (x) the 61st day following the date, if any, a Notice of Exercise is delivered to the Grantee, (y) the applicable Normal Termination Date and (z) subject to the rights of the Company and the CD&R Fund to purchase the Special Options under
Section 5(c) hereof, the date of any termination of the Grantee's employment with the Company and any Subsidiary that employs the Grantee.

         (iii) Forfeiture Upon Termination for Cause. Notwithstanding anything else contained in this Agreement, if the Grantee's employment is terminated for Cause, then all Options (whether or



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not then vested or exercisable) shall terminate and be canceled immediately upon such termination. Nothing in this Agreement shall be deemed to confer on the Grantee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

         5. Restrictions on Exercise; Non-Transferability of Options; Repurchase of Options.

         (a) Restrictions on Exercise. The Options may be exercised only to the extent they have become vested and exercisable pursuant to Section 3 of this Agreement and only with respect to full shares of Common Stock. No fractional shares of Common Stock shall be issued. Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, and no certificates representing Shares shall be delivered, (i) (A) unless all requisite approvals and consents of any governmental authority of any kind having jurisdiction over the exercise of the Options shall have been secured, (B) unless the purchase of the Shares upon the exercise of the Options shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Shares shall have been registered under such laws, and (C) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied or (ii) if such exercise would result in a violation of the terms or provisions of or a default or an event of default under any of the Financing Agreements. The Company shall use commercially reasonable efforts to obtain the consents and approvals referred to in clause (i)(A) of the preceding sentence, to satisfy the withholding requirements referred to in clause (i)(C) of the preceding sentence and to obtain the consent of the parties to the Financing Agreements referred to in clause (ii) of the preceding sentence so as to permit the Options to be exercised.

         (b)      Non-Transferability of Options. Except as contemplated by
Section 5(c), the Options may be exercised only by the Grantee or by the Grantee's estate. Except as contemplated by Section 5(c), the Options are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise), except that the Service Options and the Performance Options may be transferred by will or by the laws of descent and distribution to the estate of the Grantee upon the Grantee's death, provided that the deceased Grantee's beneficiary or the representative of the Grantee's estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Grantee.

         (c)      Purchase of Certain Options on Termination of Employment.

                  (i) Termination of Employment. If the Grantee's employment is terminated for any reason other than for Cause, the Company shall have an option to purchase all or any portion of the Service Options and Performance Options that have vested and become exercisable by the Grantee on or prior to the effective date of termination of employment and all or any portion of the Special Options (such Service Options, Performance Options and Special Options collectively the "Covered Options") and shall have 30 days from the date of the Grantee's termination of employment (such 30-



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day period being hereinafter referred to as the "First Purchase Period") during which to give notice in writing to the Grantee (or, if the Grantee's employment was terminated by the Grantee's death, the Grantee's estate) of its election to exercise or not to exercise such right to purchase all or a portion of the Covered Options. The Company hereby undertakes to use reasonable efforts to act as promptly as practicable following such termination to make such election. If the Company (i) fails to give notice that it intends to exercise its right to purchase the Covered Options within the First Purchase Period, or (ii) chooses to purchase none or only a portion of the Covered Options, by giving such notice, the CD&R Fund shall have the right to purchase all or any portion of the Covered Options not purchased by the Company, and shall have until the expiration of the earlier of (x) 30 days following the end of the First
Purchase Period, or (y) 30 days from the date of receipt by the CD&R Fund of written notice that the Company does not intend to exercise its right with respect to all of the Covered Options (such 30-day period being hereinafter referred to as the "Second Purchase Period"), to give notice in writing to the Grantee (or the Grantee's estate) of the CD&R Fund's exercise of its right to purchase all or any portion of such Covered Options. If the rights of the Company and the CD&R Fund to purchase all of the Covered Options granted in this subsection are not fully exercised as provided herein other than as a result of Section 10 hereof, the Grantee (or the Grantee's estate) shall be entitled to retain any such Covered Options not so purchased that are Service Options or Performance Options, subject to all of the provisions of this Agreement (including, without limitation, Section 4(b)(i)) and any such Covered Options that are Special Options shall immediately terminate and be canceled as provided in Section 4(b)(ii).

                  (ii) Purchase Price, etc. All purchases of any Covered Options pursuant to this Section 5(c) by the Company or the CD&R Fund shall be for a purchase price and in the manner prescribed by Sections 5(f), (g) and
(h).

         (d) Notice of Termination. The Company shall give written notice of any termination of the Grantee's employment to the CD&R Fund, except that if such termination (if other than as a result of death) is by the Grantee, the Grantee shall give written notice of such termination to the Company and the Company shall give written notice of such termination to the CD&R Fund.

         (e) Public Offering. In the event that a Public Offering has been consummated, neither the Company nor the CD&R Fund shall have any rights to purchase the Covered Options pursuant to Section 5(c).

         (f) Purchase Price. Subject to Section 10(c) hereof, the purchase price to be paid to the Grantee (or the Grantee's estate) for the Covered Options purchased pursuant to Section 5(c) shall be equal to the excess, if any, of (i) the Fair Market Value of the Shares which may be purchased upon exercise of such Covered Options as of the effective date of the termination of employment that gives rise to the right of the Company and the CD&R Fund to purchase such Covered Options over (ii) the aggregate Option Price of such Covered Options.

         (g) Payment. Subject to Section 10 hereof, the completion of a purchase pursuant to this Section 5 shall take place at the principal office of the Company on the tenth business day following the receipt by the Grantee (or the Grantee's estate) of the CD&R Fund's or the Company's notice of its exercise of the right to purchase the Covered Options pursuant to Section 5(c). The purchase price shall be paid by delivery to the Grantee (or the Grantee's estate) of a check for the purchase price payable to the order of the Grantee (or the Grantee's estate), against delivery of such instruments as the Company may reasonably request, signed by the Grantee (or the Grantee's estate), free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature.

         (h) Application of the Purchase Price to Certain Loans. The Grantee agrees that the Company and the CD&R Fund shall be entitled to apply any amounts to be paid by the Company or the CD&R Fund, as the case may be, to purchase the Covered Options pursuant to this Section 5 to discharge any indebtedness of the Grantee to the Company or any Subsidiary, or indebtedness that is guaranteed by the Company or any Subsidiary, including, but not limited to, any indebtedness of the Grantee incurred to purchase any shares of Common Stock.

         (i) Withholding. Whenever Shares are to be issued pursuant to the Options, the Company may require the recipient of the Shares to remit to the Company an amount sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements. In the event any cash is paid to the Grantee or the Grantee's estate or beneficiary pursuant to this Section 5 or Section 9, the Company shall have the right to withhold an amount from such payment sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements. If shares of Common Stock are traded on a national securities exchange or bid and ask prices for shares of Common Stock are quoted on the NASDAQ, the Company may, if requested by the Grantee, withhold shares of Common Stock to satisfy the minimum applicable withholding requirements, subject to the provisions of the Plan and any rules adopted by the Board regarding compliance with applicable law, including, but not limited to, Section 16(b) of the Exchange Act.

         6. Manner of Exercise. To the extent that any of the Options shall have become and remain vested and exercisable as provided in Section 3 and subject to such reasonable administrative regulations as the Board may have adopted, such Options may be exercised, in whole or in part, by notice to the Secretary of the Company in writing given on the date as of which the Grantee will so exercise the Options (the "Exercise Date"), specifying the number of Shares with respect to which the Options are being exercised (the "Exercise Shares"), subject to the execution by the Company and the Grantee of a Management Stock Subscription Agreement substantially in the form attached to the Plan as Exhibit A ("Management Stock Subscription Agreement"), or in such other form as may be agreed upon by the Company and the Grantee, such Management Stock Subscription Agreement to contain (unless a Public Offering shall have occurred prior to the Exercise Date) provisions corresponding to
Section 5(c) hereof, and the delivery to the Company by the Grantee, on or within five days following the Exercise Date, in accordance with the Management Stock Subscription Agreement, full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, and in an amount equal to the product of the number of Exercise Shares, multiplied by $100 (the "Exercise Price"). Upon execution by the Company and the Grantee of the Management Stock Subscription Agreement and delivery to the Company by the Grantee of the Exercise Price, the Company shall deliver to the Grantee a certificate or certificates representing the Exercise Shares, registered in the name of the Grantee and bearing appropriate legends as provided in Section 7(b) hereof. If shares of Common Stock are traded on a U.S. national securities exchange or bid and ask prices for shares of Common Stock are quoted over NASDAQ, the Grantee may, in lieu of cash, tender shares of Common Stock that have been owned by the Grantee for at least six months, having a Fair Market Value on the Exercise Date equal to the Exercise Price or may deliver a combination of cash and such shares of Common Stock having a Fair Market Value equal to the difference between the Exercise Price and the amount of such cash as payment of the Exercise Price, subject to such rules and regulations as may be adopted by the Board to provide for the compliance of such payment procedure with applicable law, including Section 16(b) of the Exchange Act. The Company may require the Grantee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise, (ii) to determine whether registration is then required under the Securities Act and (iii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

         7.       Grantee's Representations, Warranties and Covenants.

         (a) Investment Intention. The Grantee represents and warrants that the Options have been, and any Exercise Shares will be, acquired by the Grantee solely for the Grantee's own account for investment and not with a view to or for sale in connection with any distribution thereof. The Grantee agrees that the Grantee will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of all or any of the Options or any of the Exercise Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any of the Options or any of the Exercise Shares), except in compliance with the Securities Act and the rules and regulations of the Commission thereunder, and in compliance with applicable state securities or "blue sky" laws and non-U.S. securities laws. The Grantee further understands, acknowledges and agrees that none of the Exercise Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of unless the provisions of the related Management Stock Subscription Agreement shall have been complied with or have expired.

         (b) Legends. The Grantee acknowledges that any certificate representing the Exercise Shares shall bear an appropriate legend, which will include, without limitation, the following language:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A MANAGEMENT STOCK SUBSCRIPTION AGREEMENT, DATED AS OF _______ __, 19___, AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH MANAGEMENT STOCK SUBSCRIPTION AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ENTITLED TO CERTAIN OF THE BENEFITS OF AND ARE BOUND BY CERTAIN OF THE OBLIGATIONS SET

         FORTH IN A REGISTRATION AND PARTICIPATION AGREEMENT, DATED AS OF MARCH 27, 1996, AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE OR NON-U.S. SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE AND NON-U.S. SECURITIES LAWS OR AN EXEMPTION THEREFROM."

         (c) Securities Law Matters. The Grantee acknowledges receipt of advice from the Company that (i) the Exercise Shares have not been registered under the Securities Act or qualified under any state securities or "blue sky" or non-U.S. securities laws, (ii) it is not anticipated that there will be any public market for the Exercise Shares, (iii) the Exercise Shares must be held indefinitely and the Grantee must continue to bear the economic risk of the investment in the Exercise Shares unless the Exercise Shares are subsequently registered under the Securities Act and such state laws or an exemption from registration is available, (iv) Rule 144 is not presently available with respect to sales of securities of the Company and the Company has made no covenant to make Rule 144 available, (v) when and if the Exercise Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (vi) the Company does not plan to file reports with the Commission or make public information concerning the Company available unless required to do so by law or the terms of its Financing Agreements, (vii) if the exemption afforded by Rule 144 is not available, sales of the Exercise Shares may be difficult to effect because of the absence of public information concerning the Company, (viii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Exercise Shares and
(ix) a notation shall be made in the appropriate records of the Company indicating that the Exercise Shares are subject to restrictions on transfer set forth in this Agreement and, if the Company should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Exercise Shares.

         (d) Compliance with Rule 144. If any of the Exercise Shares are to be disposed of in accordance with Rule 144, the Grantee shall transmit to the Company an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as the Company may reasonably require to assure compliance with Rule 144 in connection with such disposition.

         (e) Ability to Bear Risk. The Grantee covenants that the Grantee will not exercise all or any of the Options unless (i) the financial situation of the Grantee is such that the Grantee can afford to bear the economic risk of holding the Exercise Shares for an indefinite period and (ii) the Grantee can afford to suffer the complete loss of the Grantee's investment in the Exercise Shares.

         (f) Registration; Restrictions on Sale upon Public Offering. The Grantee acknowledges and agrees that in respect of any Exercise Shares purchased upon exercise of all or any of the Options, the Grantee shall be entitled to the rights and subject to the obligations created under the Registration and Participation Agreement, dated as of March 27, 1996, among the Company and certain stockholders of the Company, as the same may be amended, modified or supplemented from time to time (the "Registration and Participation Agreement"), to the extent set forth therein. The Grantee agrees that, in the event that the Company files a registration statement under the Securities Act with respect to any underwritten public offering of any shares of its capital stock, the Grantee will not effect any public sale or distribution of any shares of the Common Stock (other than as part of such public offering), including but not limited to, pursuant to Rule 144 or Rule 144A under the Securities Act, during the 20 days prior to and the 180 days after the effective date of any such registration statement. The Grantee further understands and acknowledges that any sale, transfer or other disposition of the Exercise Shares by him following a public offering will be subject to compliance with, and may be limited under, the federal securities laws and/or state "blue sky" and/or Non-U.S. securities laws.

         (g) Section 83(b) Election. The Grantee agrees that, within 20 days of any Exercise Date that occurs prior to a Public Offering, the Grantee shall give notice to the Company in the event the Grantee has made or intends to make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Exercise Shares purchased on such date, and acknowledges that the Grantee will be solely responsible for any and all tax liabilities payable by the Grantee in connection with the Grantee's receipt of the Exercise Shares or attributable to the Grantee's making or failing to make such an election.

         8. Representations and Warranties of the Company. The Company represents and warrants to the Grantee that (a) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, (b) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms and (c) the Exercise Shares, when issued, delivered and paid for, upon exercise of the Options in accordance with the terms hereof and the Management Stock Subscription Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this Agreement, the Management Stock Subscription Agreement or otherwise in connection with the transactions contemplated hereby.

         9.       Change in Control.

         (a) Service Options, Vested Performance Options and Special Options. Subject to Section 9(d), in the event of a Change in Control, (x) each then outstanding Service Option and Special Option (regardless of whether such Service Option or Special Option is at such time otherwise exercisable) shall be canceled in exchange for a payment in cash of an amount equal to the product of (i) the excess, if any, of the Change in Control Price over the Option Price therefor, multiplied by (ii) the aggregate number of Shares covered by such Service Options and Special Options, and (y) if the Performance Options shall have become vested and exercisable in accordance with Section 3(b) hereof prior to the Change in Control, each then outstanding Performance Option shall be canceled in exchange for a payment in cash of an amount equal to the product of
(i) the excess, if any, of the Change in Control Price over the Option Price therefor, multiplied by (ii) the aggregate number of Shares covered by such Performance Options.

         (b) Performance Options. Subject to Section 9(d), in the event of a Change of Control prior to the date as of which the Performance Options shall have become vested and exercisable in accordance with Section 3(b) hereof, a proportionate share (determined in accordance with the immediately succeeding sentence) of each then outstanding Performance Option shall be canceled in exchange for a payment in cash of an amount equal to the product of (i) the excess, if any, of the Change in Control Price over the Option Price, multiplied by (ii) the number of Shares covered by such canceled proportionate share of the Performance Options. The proportionate share of the Performance Options that shall be so canceled shall be equal to the product of (A) the percentage obtained by dividing (x) the cumulative EBITDA achieved by the Company as of the date of the Change in Control by (y) the Cumulative EBITDA Target multiplied by (B) the total number of Shares subject to then outstanding Performance Options.

         (c) Timing of Option Cancellation Payments. The cash payments described in paragraphs (a) and (b) above, shall be payable in full, as soon as reasonably practicable, but in no event later than, 30 days following the Change in Control.

         (d) Alternative Options. Notwithstanding Sections 9(a), 9(b) and 9 (c) hereof, no cash settlement or other payment shall be made with respect to any Option in the event that the transaction constituting the Change in Control is to be accounted for using the "pooling of interest" method of accounting. In such event, the portion of each Option then held by the Grantee that, but for the provisions of this paragraph (d), would have been settled for cash pursuant to paragraphs (a) or (b) of this Section 9 in connection with the Change in Control, shall become fully vested immediately prior to the consummation of such transaction and each such Grantee shall have the right, subject to compliance with all applicable securities laws, to (i) exercise such portion of the Options in connection with the Change in Control or (ii) provided such opportunity is made available by the

New Employer, exchange such portion of the Options for fully exercisable options to purchase common stock of the New Employer having substantially equivalent economic value to the Options being exchanged therefor (determined at the time of the Change in Control).

         10.      Certain Restrictions on Repurchases

         (a) Financing Agreements, etc. Notwithstanding any other provision of this Agreement, the Company shall not be obligated or permitted to purchase any Covered Options from the Grantee if (i) such purchase would result in a violation of the terms or provisions of, or result in a default or an event of default under, (A) the Credit Agreement, (B) the Equipment Packaging Machinery Credit Agreement, dated as of March 21, 1996 (the "PMC Agreement"), among Riverwood International Machinery, Inc., Chemical Bank, as administrative agent, and the lenders party thereto from time to time, (C) the Indenture, dated as of March 27, 1996, among Parent, as issuer, the Company and Newco, as guarantors, and Fleet National Bank of Connecticut, as trustee (the "Senior
Note Indenture"), (D) the Indenture, dated as of March 27, 1996, among Parent, as issuer, the Company and Newco, as guarantors, and Fleet National Bank of Massachusetts, as trustee (together with the Senior Note Indenture, the "Indentures"), or (E) any other guarantee, financing or security agreement or document entered into (I) by Riverwood or any of its subsidiaries prior to the Closing Date that remains outstanding in any part on or after the Closing Date,
(II) by the Company or any of its subsidiaries in connection with the Acquisition, or the financing of the Acquisition, or (III) otherwise from time to time in connection with the operations of the Company, Riverwood or any of the other Subsidiaries (the Credit Agreement, the Indentures and such other agreements and documents, as each may be amended, modified or supplemented from time to time, are referred to herein as the "Financing Agreements"), in each case as the same may be amended, modified or supplemented from time to time,
(ii) such purchase would violate any of the terms or provisions of the Certificate of Incorporation of the Company or (iii) the Company has no funds legally available therefor under the General Corporation Law of the State of Delaware.

         (b) Delay of Purchase. In the event that a purchase of Covered Options by the Company otherwise permitted under Section 5(c) is prevented solely by the terms of Section 10(a), (i) such purchase will be postponed and will take place without the application of further conditions or impediments (other than as set forth in Section 5 hereof or in this Section 10) at the first opportunity thereafter when the Company has funds legally available therefor and when such purchase will not result in any default, event of default or violation under any of the Financing Agreements or in a violation of any term or provision of the Certificate of Incorporation of the Company and
(ii) such purchase right shall rank against other similar purchase rights with respect to shares of Common Stock or options in respect thereof according to priority in time of the effective date of the event giving rise to any such purchase right, provided that any such purchase right as to which a common date determines priority shall be of equal priority and shall share pro rata in any purchase payments made pursuant to clause (i) above.

         (c) Purchase Price Adjustment. In the event that a purchase of the Covered Options from the Grantee is delayed pursuant to this Section 10, the purchase price for such Covered Options when the purchase of such Covered Options eventually takes place as contemplated by
Section 10(b) shall be the sum of (a) the purchase price of such Covered Options determined in accordance with Section 5(f) at the time that the purchase of such Covered Options would have occurred but for the operation of this Section 10, plus (b) an amount equal to interest on such purchase price for the period from the date on which the completion of the purchase would have taken place but for the operation of this Section 10 to the date on which such purchase actually takes place (the "Delay Period"), at an annual rate of interest equal to the weighted average cost of the Company's bank indebtedness outstanding during the Delay Period.

         11. No Rights as Stockholder. The Grantee shall have no voting or other rights as a stockholder of the Company with respect to any Shares covered by the Options until the exercise of the Options and the issuance of a certificate or certificates to the Grantee for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

         12. Capital Adjustments. The number and price of the Shares covered by the Options shall be proportionately adjusted to reflect any stock dividend, stock split or share combination of the Common Stock or any recapitalization of the Company. Subject to any required action by the stockholders of the Company and Section 9 hereof, in any merger, consolidation, reorganization, exchange of shares, liquidation or dissolution, the Options shall pertain to the securities and other property, if any, that a holder of the number of shares of Common Stock covered by the Options would have been entitled to receive in connection with such event.

         13.      Miscellaneous.

         (a) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, the CD&R Fund or the Grantee, as the case may be, at the following addresses or to such other address as the Company, the CD&R Fund or the Grantee, as the case may be, shall specify by notice to the others:

         (i)      if to the Company, to it at:

                  Riverwood Holding, Inc.
                  Suite 1200
                  1105 North Market Street
                  P.O. Box 8985
                  Wilmington, Delaware  19899
                  Attention: General Counsel

         (ii) if to the Grantee, to the Grantee at the address set forth on the signature page hereof.

         (iii)    if to the CD&R Fund, to:

                  Clayton, Dubilier & Rice Fund V
                      Limited Partnership
                  Foulkstone Plaza, Suite 102
                  1403 Foulk Road
                  Wilmington, Delaware 19803
                  Attention: Joseph L. Rice, III

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof. Copies of any notice or other communication given under this Agreement shall also be given to:

                  Clayton, Dubilier & Rice, Inc.
                  375 Park Avenue
                  New York, New York  10152
                  Attention:  Kevin J. Conway

                  and

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York  10022
                  Attention: Franci J. Blassberg, Esq.


The CD&R Fund also shall be given a copy of any notice or other communication between the Grantee and the Company under this Agreement at its address as set forth above.

         (b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Except as provided in Section 5, nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

                  (c)      Waiver; Amendment.

                  (i) Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement, provided that any waiver of the provisions of Section 5 must be consented to in writing by the CD&R Fund. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party's or beneficiary's rights or privileges hereunder or shall be deemed a waiver of such party's or beneficiary's rights to exercise the same at any subsequent time or times hereunder.

                  (ii) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and the Company, and (in the case of any amendment, modification or supplement that adversely affects the rights of the CD&R Fund hereunder) consented to by the CD&R Fund in writing. The parties hereto acknowledge that the Company's consent to an amendment or modification of this Agreement may be subject to the terms and provisions of the Financing Agreements.

                  (d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Grantee without the prior written consent of the other parties and the CD&R Fund. The CD&R Fund may assign from time to time all or any portion of its rights under Section 5 to one or more persons or other entities designated by it.

                  (e) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE CORPORATE LAW OF THE STATE OF DELAWARE SPECIFICALLY AND MANDATORILY APPLIES.

                  (f) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  (h) Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in this Agreement may, to the full extent permitted by applicable law, be exercised and performed by any duly constituted committee thereof to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.

           IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the date first above written.

                             RIVERWOOD HOLDING, INC.



                             By: /s/ Stephen M. Humphrey
                                 ----------------------------------------------
                                 Name:  Stephen M. Humphrey
                                 Title: President and Chief Executive Officer


                             THE GRANTEE:



                             By: /s/ Thomas M. Gannon
                                 ----------------------------------------------
                                 Name: Thomas M. Gannon


                                 Address of the Grantee:


Item A
------
Total Number of Shares
of Common Stock for
the Purchase of Which
Service Options Have Been
Granted:                                   15,000 Shares


Item B
------
Total Number of Shares
of Common Stock for
the Purchase of Which
Performance Options Have Been
Granted:                                   7,500 Shares


Item C
------
Total Number of Shares
of Common Stock for
the Purchase of Which
Special Options Have Been
Granted:                                   7,500 Shares

                                                                      Exhibit A



                    MANAGEMENT STOCK SUBSCRIPTION AGREEMENT


         MANAGEMENT STOCK SUBSCRIPTION AGREEMENT, dated as of __________ __, 199_, between Riverwood Holding, Inc., a Delaware corporation (the "Company"), and the Purchaser whose name appears on the signature page hereof (the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Company's Stock Incentive Plan (the "Plan"), the Board of Directors of the Company (the "Board") granted to the Purchaser certain options (the "Options") to purchase shares (each, a "Share" and, collectively, the "Shares") of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), at an exercise price of $___ per Share;

         WHEREAS, the Purchaser desires to exercise the Options and purchase the Shares;

         WHEREAS, in connection with the Purchaser's exercise of the Options and purchase of the Shares, the Company desires to enter into an agreement with the Purchaser evidencing the sale of the Shares to the Purchaser and setting forth the terms and conditions thereof.

         NOW, THEREFORE, to implement the foregoing and in consideration of the mutual promises, covenants and agreements contained herein, the parties hereto hereby agree as follows:

         1.       Purchase and Sale of Common Stock.

         (a) Purchase of Common Stock. Subject to all of the terms and conditions of this Agreement, the Purchaser hereby subscribes for and shall purchase, and the Company shall sell to the Purchaser, the Shares, at a purchase price of $___ per Share, at the Closing provided for in Section 2(a) hereof. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to sell any Class A Common Stock (i) to (x) any person who will not be an employee of the Company, Riverwood or a Subsidiary (as defined in Section 6(c)) immediately following the Closing at which such Class A Common Stock is to be sold or (y) any person who is a resident of a jurisdiction in which the sale of Class A Common Stock to such person would constitute a violation of the securities, "blue sky" or other laws of such jurisdiction or (ii) prior to the time the Registration Statement is effective.

         (b) Consideration. Subject to all of the terms and conditions of this Agreement, the Purchaser shall deliver to the Company at the Closing referred to in Section 2(a) hereof, immediately available funds in the amount of the aggregate purchase price set forth on the signature page hereof.

         2.       Closing.

         (a) Time and Place. Except as otherwise mutually agreed by the Company and the Purchaser, the closing (the "Closing") of the transaction contemplated by this Agreement shall be held at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York at 10:00 a.m. (New York time) on or about ___ __,199_.

         (b) Delivery by the Company. At the Closing, the Company shall deliver to the Purchaser a stock certificate registered in such Purchaser's name and representing the Shares, which certificate shall bear the legends set forth in Section 3(b) hereof.

         (c) Delivery by the Purchaser. At the Closing, the Purchaser shall deliver to the Company the consideration referred to in Section 1(b) hereof.

         3.       Purchaser's Representations, Warranties and Covenants.

         (a) Investment Intention. The Purchaser represents and warrants that the Purchaser is acquiring the Shares solely for the Purchaser's own account for investment and not with a view to or for sale in connection with any distribution thereof. The Purchaser agrees that the Purchaser will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Shares), except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, and in compliance with applicable state securities or "blue sky" laws and foreign securities laws, if any. The Purchaser further understands, acknowledges and agrees that none of the Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of (i) unless the provisions of Sections 4 through 8 hereof, inclusive, shall have been complied with or have expired, (ii) unless (A) such disposition is pursuant to an effective registration statement under the Securities Act, (B) the Purchaser shall have delivered to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that the Purchaser is not an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act ("Rule 405") or, if the Purchaser is an affiliate within the meaning of Rule 405, to the effect that such disposition is exempt from the provisions of Section 5 of the Securities Act or (C) a no-action letter from the Commission, reasonably satisfactory to the Company, shall have been obtained with respect to such disposition and (iii) unless such disposition is pursuant to registration under any applicable state or foreign securities laws or an exemption therefrom.

         (b) Legends. The Purchaser acknowledges that the certificate or certificates representing the Shares shall bear the following legends:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A MANAGEMENT STOCK SUBSCRIPTION AGREEMENT, DATED AS OF ____ __, 199_, AND NEITHER THIS CERTIFICATE NOR THE

         SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH MANAGEMENT STOCK SUBSCRIPTION AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ENTITLED TO THE BENEFITS OF AND ARE BOUND BY THE OBLIGATIONS SET FORTH IN A REGISTRATION AND PARTICIPATION AGREEMENT, DATED AS OF MARCH 27, 1996, AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

         "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) THE PROVISIONS OF SECTIONS 4 THROUGH 8 OF THE MANAGEMENT STOCK SUBSCRIPTION AGREEMENT, INCLUSIVE, SHALL HAVE BEEN COMPLIED WITH OR HAVE EXPIRED, (ii) UNLESS (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE HOLDER IS NOT AN AFFILIATE OF THE COMPANY OR, IF THE HOLDER IS AN AFFILIATE, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND
         (iii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. IF THE PURCHASER IS A CITIZEN OR RESIDENT OF ANY JURISDICTION OTHER THAN THE UNITED STATES, OR THE PURCHASER DESIRES TO EFFECT ANY TRANSFER IN ANY SUCH JURISDICTION, THEN, IN ADDITION TO THE FOREGOING, COUNSEL FOR THE PURCHASER (WHICH COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY) SHALL HAVE FURNISHED THE COMPANY WITH AN OPINION OR OTHER ADVICE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER WILL COMPLY WITH THE SECURITIES LAWS OF SUCH JURISDICTION."

         (c) Securities Law Matters. The Purchaser acknowledges receipt of advice from the Company that (i) the offer and sale of the Shares hereby have been registered on Form S-8 under the Securities Act but have not been qualified under state securities or "blue sky" laws, (ii) the resale of the Shares by persons who are affiliates of the Company, within the meaning of Rule 405, has not been registered under the Securities Act or qualified under any state securities or "blue sky" laws, (iii) it is not anticipated that there will be any public market for the Shares, (iv) the Shares must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Shares unless there is a public market for the Shares and, to the extent required under the Securities Act, the Shares are registered for resale under the Securities Act and such state laws or an exemption from registration is available, (v) Rule 144 promulgated under the Securities Act ("Rule 144") is not presently available with respect to the sales of any securities of the Company, and the Company has made no covenant to make Rule 144 available, (vi) when and if the Shares may be disposed of without registration in reliance upon Rule 144, such disposition by an affiliate of the Company, within the meaning of Rule 405, can be made only in limited amounts in accordance with the terms and conditions of Rule 144, (vii) the Company does not plan to file reports with the Commission or make public information concerning the Company available unless required to do so by law or the terms of its Financing Agreements (as defined below), (viii) if the exemption afforded by Rule 144 is not available, sales of the Shares may be difficult to effect because of the absence of public information concerning the Company,
(ix) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Shares and (x) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer set forth in this Agreement and, if the Company should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Shares.

         (d) Compliance with Rule 144. If any of the Shares are to be disposed of in accordance with Rule 144, the Purchaser shall transmit to the Company an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as the Company may reasonably require to assure compliance with Rule 144 in connection with such disposition.

         (e) Ability to Bear Risk. The Purchaser represents and warrants that (i) the financial situation of the Purchaser is such that the Purchaser can afford to bear the economic risk of holding the Shares for an indefinite period and (ii) the Purchaser can afford to suffer the complete loss of the Purchaser's investment in the Shares.

         (f) Access to Information. The Purchaser represents and warrants that (i) the Purchaser has carefully reviewed the Registration Statement and the other materials furnished to the Purchaser in connection with the transaction contemplated hereby, (ii) the Purchaser has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the purchase of the Shares and to obtain any additional information that the Purchaser deems necessary to verify the accuracy of the information contained in such materials and (iii) the Purchaser is, and will be at the time of the Closing, an officer or key employee of the Company, Riverwood or a Subsidiary.

         (g) Restrictions on Sale upon Public Offering. The Purchaser acknowledges and agrees that the Purchaser shall be entitled to the rights and subject to the obligations created under the Registration and Participation Agreement, dated as of March 27, 1996, among the Company and certain other shareholders of the Company, as the same may be amended from time to time (the "Registration and Participation Agreement"), and the Shares shall be deemed to be "registrable securities," as defined in the Registration and Participation Agreement, in each case, to the extent provided therein.

         (h) Registration. The Purchaser acknowledges and agrees that, in the event that the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Purchaser will not effect any public sale or distribution of any shares of the Common Stock (other than as part of such underwritten public offering), including but not limited to, pursuant to Rule 144 or Rule 144A under the Securities Act, during the 20 days prior to and the 180 days after the effective date of such registration statement. The Purchaser further understands and acknowledges that any sale, transfer or other disposition of the Shares by him following a Public Offering will be subject to compliance with, and may be limited under, the federal securities laws and/or state "blue sky" securities laws.

         (i) Section 83(b) Election. The Purchaser agrees that, within 20 days after the Closing, the Purchaser shall give notice to the Company in the event that the Purchaser has made or intends to make an election pursuant to section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Shares purchased at such Closing, and acknowledges that the Purchaser will be solely responsible for any and all tax liabilities payable by the Purchaser in connection with the Purchaser's receipt of the Shares or attributable to the Purchaser's making or failing to make such an election.

         4. Restrictions on Disposition of Shares. Neither the Purchaser nor any of the Purchaser's heirs or representatives shall sell, assign, transfer, pledge or otherwise directly or indirectly dispose of or encumber any of the Shares to or with any other person, firm, trust, association, corporation or entity (including, without limitation, transfers to any other holder of the Company's capital stock, dispositions by gift, by will, by a corporation as a distribution in liquidation or by operation of law other than a transfer of Shares upon the death of the Purchaser by operation of law to the estate of the Purchaser or by will to the beneficiary named therein provided that such estate or beneficiary, whichever is applicable, shall be bound by all of the provisions of this Agreement) except as provided in Sections 5 through 8 hereof, inclusive. The restrictions contained in this Section 4 (x) shall terminate in the event that an underwritten public offering of the Common Stock led by one or more underwriters at least one of which is an underwriter of nationally recognized standing (a "Public Offering") has been consummated and
(y) shall not apply to a sale as part of the Public Offering or to a sale as part of a "qualifying sale" within the meaning of Section 5 of the Stockholders Agreement.

         5.       Options of the Company and the CD&R Fund Upon Proposed
Disposition.

         (a) Rights of First Refusal. If the Purchaser desires to accept an offer (which must be in writing and for cash, be irrevocable by its terms for at least 60 days and be a bona fide offer as determined in good faith by the Board of Directors of the Company, the "Board") from any prospective purchaser to purchase all or any part of the Shares at any time owned by the Purchaser, the Purchaser shall give notice in writing to the Company and the Clayton, Dubilier & Rice Fund V Limited Partnership (the "CD&R Fund") (i) designating the number of Shares proposed to be sold,

(ii) naming the prospective purchaser of such Shares and (iii) specifying the price (the "Offer Price") at and terms (the "Offer Terms") upon which the Purchaser desires to sell the same. During the 30-day period following receipt of such notice by the Company and the CD&R Fund (the "First Refusal Period"), the Company shall have the right to purchase from the Purchaser the Shares specified in such notice, at the Offer Price and on the Offer Terms. The Company hereby undertakes to use reasonable efforts to act as promptly as practicable following such notice to determine whether it shall elect to exercise such right. If the Company fails to exercise such rights within the First Refusal Period, the CD&R Fund shall have the right to purchase the Shares specified in such notice, at the Offer Price and on the Offer Terms, at any time during the period beginning at the earlier of (x) the end of the First Refusal Period and (y) the date of receipt by the CD&R Fund of written notice that the Company has elected not to exercise its rights and ending 30 days thereafter (the "Second Refusal Period"). The rights provided hereunder shall be exercised by irrevocable written notice to the Purchaser given at any time during the applicable period. If such right is exercised, the Company or the CD&R Fund, as the case may be, shall deliver to the Purchaser a certified or bank check for the Offer Price, payable to the order of the Purchaser, against delivery of certificates or other instruments representing the Shares so purchased, appropriately endorsed by the Purchaser. If such right shall not have been exercised prior to the expiration of the Second Refusal Period, then at any time during the 30 days following the expiration of the Second Refusal Period, the Purchaser may sell such Shares to (but only to) the intended purchaser named in the Purchaser's notice to the Company and the CD&R Fund at no less than the Offer Price and on terms no less favorable to the Purchaser than the Offer Terms specified in such notice, free of all restrictions or obligations imposed by, and free of any rights or benefits set forth in this Agreement, provided that such intended purchaser shall have agreed in writing, pursuant to an instrument of assumption satisfactory in substance and form to the Company, to make and be bound by the representations, warranties and covenants set forth in Section 3 hereof, other than those set forth in Sections 3(f)(i) and (iii) and other than references to Sections 4 through 8 of this Agreement contained in Sections 3(a)(i) and 3(b). The right of the Purchaser to sell Shares set forth in this Section 5(a), subject to the rights of first refusal set forth in this Section 5(a), shall be suspended during the Option Periods referred to in Section 6 hereof, but the provisions of Section 6 shall not otherwise restrict the ability of the Purchaser to sell the Shares, whether before or after such Option Periods, pursuant to the terms and subject to the restrictions set forth in this Section 5(a).

         (b) Public Offering. In the event that a Public Offering has been consummated, neither the Company nor the CD&R Fund shall have any rights to purchase the Shares from the Purchaser pursuant to this Section 5 and this
Section 5 shall not apply to a sale to the underwriters as part of the Public Offering or at any time thereafter.

         6. Options Effective on Termination of Employment or Unforeseen Personal Hardship of the Purchaser.

         (a) Termination of Employment. If the Purchaser's Employment is terminated for any reason whatsoever, the Company shall have an initial option to repurchase all or any portion of the Shares then held by the Purchaser (or, if the Purchaser's Employment was terminated by the

Purchaser's death, the Purchaser's estate) and shall have 60 days from the date of the Purchaser's termination (such 60-day period being hereinafter referred to as the "First Option Period") during which to give notice in writing to the Purchaser (or the Purchaser's estate) of its election to exercise or not to exercise such initial option. The Company hereby undertakes to use reasonable efforts to act as promptly as practicable following such termination to make such election. If the Company (i) fails to give notice that it intends to exercise such option within the First Option Period or (ii) chooses to repurchase none or only a portion of the Shares then held by the Purchaser (or the Purchaser's estate), by giving such notice, the CD&R Fund shall have an additional option to repurchase all or any portion of the Shares not repurchased by the Company, and shall have until the expiration of the earlier of (x) 60 days following the end of the First Option Period and (y) 60 days from the date of receipt by the CD&R Fund of written notice that the Company does not intend to exercise its initial option with respect to all of the Purchaser's Shares (such 60-day period being hereinafter referred to as the "Second Option Period") to give notice in writing to the Purchaser (or the Purchaser's estate) of the CD&R Fund's exercise of its option. If (x) the Company and the CD&R Fund have failed to exercise their respective options pursuant to this Section 6(a) or have exercised such options with respect to less than all of the Shares held by the Purchaser (or his estate) within the time periods specified herein, (y) the Purchaser's Employment is terminated by the Purchaser for Good Reason, by the Company and its Subsidiaries other than for Cause or by reason of the Purchaser's Retirement at Normal Retirement Age, death or Permanent Disability and (z) the Purchaser has held the shares for a minimum period of six months, then on notice from the Purchaser (or his estate) in writing and delivered to the Company within 30 days following the end of the Second Option Period, the Company shall be required to purchase all (but not less than all) of the Shares then held by the Purchaser (or his estate). All purchases pursuant to this Section 6(a) by the Company or the CD&R Fund shall be for a purchase price and effected in the manner prescribed by Section 7 hereof.

         (b) Unforeseen Personal Hardship. In the event that the Purchaser, while in Employment, experiences Unforeseen Personal Hardship, the Board will carefully consider any request by the Purchaser that the Company repurchase the Purchaser's Shares at a price determined in accordance with
Section 7 hereof, but the Company shall have no obligation to repurchase such Shares. The Board shall consider such request with respect to Unforeseen Personal Hardship as soon as practicable after receipt by the Company of a written request by the Purchaser, such request to include sufficient details of the Purchaser's Unforeseen Personal Hardship to permit the Board to review the request and the circumstances in an informed manner.

         (c) Certain Definitions. As used in this Agreement the following terms shall have the following meanings:

         (i) "Cause" shall mean (A) the willful failure of the Purchaser substantially to perform his duties under the employment agreement among the Company, RIC and the Grantee, as amended and restated in connection with the Acquisition (the "Employment Agreement") (other than any such failure due to physical or mental illness), or other willful and material breach by the Purchaser of any of his obligations under the Employment Agreement or under any of Sections 3 through 8, inclusive, hereof or the similar provisions of any Option Agreement, after a demand for substantial performance is delivered, and a reasonable opportunity to cure is given, to the Purchaser by the Board of Directors of RIC, which demand identifies the manner in which such Board believes that the Purchaser has not substantially performed his duties or breached his obligations, (B) the Purchaser engaging in willful and serious misconduct that has caused or would reasonably be expected to result in material injury to RIC or any of its affiliates, or (C) the Purchaser's conviction of, or entering a plea of nolo contendere to, a crime that constitutes a felony.

         (ii) "Good Reason" shall have the meaning assigned to such term in the Employment Agreement.

         (iii) "Permanent Disability" shall mean a physical or mental disability that prevents the performance by the Purchaser of his duties under the Employment Agreement lasting for a continuous period of six months or longer. The determination of the Purchaser's Permanent Disability shall be made by an independent physician who is reasonably acceptable to RIC and the Purchaser and shall be final and binding and shall be based on such competent medical evidence as shall be presented to it by the Purchaser or by any physician or group of physicians or other competent medical experts employed by the Purchaser and/or RIC to advise such independent physician.

         (iv) "Retirement at Normal Retirement Age" shall mean retirement from Employment at age 65 or later.

         (v) "Subsidiary" shall mean any corporation or other Person (other than RIC), a majority of whose outstanding voting securities or other equity interests is owned, directly or indirectly, by the Company.

         (vi) "Unforeseen Personal Hardship" shall mean financial hardship arising from (x) extraordinary medical expenses or other expenses directly related to illness or disability of the Purchaser, a member of the Purchaser's immediate family or one of the Purchaser's parents or (y) payments necessary or required to prevent the eviction of the Purchaser from the Purchaser's principal residence or foreclosure on the mortgage on that residence. The Board's reasoned and good faith determination of Unforeseen Personal Hardship shall be binding on the Company and the Purchaser.

         (d) Notice of Termination. The Company shall give written notice of any termination of the Purchaser's Employment to the CD&R Fund, except that if such termination (if other than as a result of death) is by the Purchaser, the Purchaser shall give written notice of such termination to the Company and the Company shall give written notice of such termination to the CD&R Fund.

         (e) Public Offering. In the event that a Public Offering has been consummated, neither the Company nor the CD&R Fund shall have any right to purchase the Shares pursuant to this Section 6 and this Section 6 shall not apply to a sale as part of the Public Offering.

         7.       Determination of the Purchase Price; Manner of Payment.

         (a) Purchase Price. (i) For the purposes of any purchase of the Shares pursuant to Section 6, and subject to Section 11(c), the purchase price per Share to be paid to the Purchaser (or his estate) for each Share (the "Purchase Price") shall be the Fair Market Value (as defined in paragraph (ii) below) of such Share as of the effective date of the termination of employment or determination of financial hardship, as the case may be, that gives rise to the right or obligation to repurchase, provided that if the Purchaser's employment is terminated by the Company, RIC or any Subsidiary for Cause, the Purchase Price for such Shares shall be the lesser of (i) the Fair Market Value of such Shares as of the effective date of such termination of employment and
(ii) the price at which the Purchaser purchased such Shares from the Company.

         (ii) Whenever determination of the Fair Market Value of the Shares is required by this Agreement, such "Fair Market Value" shall be such amount as is determined in good faith by the Executive Committee of the Board (the "Executive Committee"), as of the date such Fair Market Value is required to be determined hereunder. In making a determination of Fair Market Value, the Executive Committee shall give due consideration to such factors as it deems appropriate, including, without limitation, the earnings and certain other financial and operating information of the Company, RIC and the Subsidiaries in recent periods, the potential value of the Company, RIC and the Subsidiaries as a whole, the future prospects of the Company, RIC and the Subsidiaries and the industries in which they compete, the history and management of the Company, RIC and the Subsidiaries, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company, RIC and the Subsidiaries and a valuation of the Shares, which shall be performed, with respect to the 1996 fiscal year, as promptly as practicable following the first business day of the 1997 fiscal year of the Company and each subsequent fiscal year by an independent valuation firm chosen by the Executive Committee. The determination of Fair Market Value will not give effect to any restrictions on transfer of the Shares or the fact that such Shares would represent a minority interest in the Company. The Fair Market Value as determined in good faith by the Executive Committee and in the absence of fraud shall be binding and conclusive upon all parties hereto and the CD&R Fund. If the Company subdivides (by any stock split, stock dividend or otherwise) the Common Stock into a greater number of shares, or combines (by reverse stock split or otherwise) the Common Stock into a smaller number of shares after the Executive Committee shall have determined the Purchase Price for the Shares (without taking into consideration such subdivision or combination) and prior to the consummation of the purchase, the Purchase Price (including any minimum or maximum Purchase Price specified herein or in effect as a result of a prior adjustment) shall be appropriately adjusted to reflect such subdivision or combination and the Executive Committee's determination as to any such judgment in good faith shall be binding and conclusive on all parties hereto and the CD&R Fund, provided however that, in the case of any determination of Fair Market Value as of any date prior to January 1, 1997, such Fair Market Value shall be deemed to be equal to $100 unless the Executive Committee determines otherwise.

         (b) Payment. Subject to Section 11 hereof, the completion of a purchase pursuant to Section 6 hereof shall take place at the principal office of the Company on the tenth business day following (i) the receipt by the Purchaser (or the Purchaser's estate) of the notice of the CD&R Fund or the Company, as the case may be, of its exercise of its option to purchase pursuant to Section 6(a) or (ii) the Company's receipt of notice by the Purchaser (or his estate) to sell Shares pursuant to Section 6(a) or (iii) the Board's determination (which shall be delivered to the Purchaser) that the Company is authorized to purchase Shares as a result of Unforeseen Personal Hardship pursuant to Section 6(b). The Purchase Price shall be paid by delivery to the Purchaser (or the Purchaser's estate) of a certified or bank check for the Purchase Price payable to the order of the Purchaser (or the Purchaser's estate), against delivery of certificates or other instruments representing the Shares so purchased, appropriately endorsed by the Purchaser (or the Purchaser's estate), free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature.

         (c) Application of the Purchase Price to Certain Loans. The Purchaser agrees that the Company and the CD&R Fund shall be entitled to apply any amounts to be paid by the Company or the CD&R Fund, as the case may be, to repurchase Shares pursuant to Section 5 or 6 hereof to discharge any indebtedness of the Purchaser to the Company, RIC or any Subsidiary, including, without limitation, indebtedness of the Purchaser incurred to purchase the Shares or indebtedness to a third party that is guaranteed by the Company, RIC or any Subsidiary.

         8.       Take-Along Rights.

         (a) Take-Along Notice. Subject to the prior application of the provisions of Section 5(a), if the holders of at least 51% of the shares of Common Stock owned from time to time by any of the Investors (a "Controlling Group"), acting jointly, intend to effect a sale of all of their shares of Common Stock to a third party (a "100% Buyer") and elect to exercise their rights under this Section 8, such Controlling Group shall deliver written notice (a "Take-Along Notice") to the Purchaser, which notice shall (a) state
(i) that the Controlling Group wishes to exercise its rights under this Section 8 with respect to such transfer, (ii) the name and address of the 100% Buyer,
(iii) the per share amount and form of consideration the Controlling Group proposes to receive for its shares of Common Stock and (iv) the terms and conditions of payment of such consideration and all other material terms and conditions of such transfer, (b) contain an offer (the "Take-Along Offer") by the 100% Buyer to purchase from the Purchaser all of his Shares on and subject to the same terms and conditions offered to the Controlling Group and (c) state the anticipated time and place of the closing of the purchase and sale of the shares (a "Section 8 Closing"), which (subject to such terms and conditions) shall occur not fewer than five (5) days nor more than ninety (90) days after the date such Take-Along Notice is delivered, provided that if such Section 8 Closing shall not occur prior to the expiration of such 90-day period, the Controlling Group shall be entitled to deliver another Take-Along Notice with respect to such Take-Along Offer.

         (b) Conditions to Take-Along. Upon delivery of a Take-Along Notice, the Purchaser shall have the obligation to transfer all of the Purchaser's Shares pursuant to the Take-Along Offer, as the same may be modified from time to time, provided that the Controlling Group transfers all of its shares of Common Stock to the 100% Buyer at the Section 8 Closing. Within 10 days of receipt of the Take-Along Notice, the Purchaser shall (i) execute and deliver to the Controlling Group a power of attorney and a letter of transmittal and custody agreement appointing, and in form and substance reasonably satisfactory to, the Controlling Group or one or more of their respective affiliates designated by the Controlling Group (the "Custodian"), the true and lawful attorney-in-fact and custodian for the Purchaser, with full power of substitution, and authorizing the Custodian to take such actions as the Custodian may deem necessary or appropriate to effect the sale and transfer of the Shares to the 100% Buyer, upon receipt of the purchase price therefor at the Section 8 Closing, free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature, and to take such other action as may be necessary or appropriate in connection with such sale, including consenting to any amendments, waivers, modifications or supplements to the terms of the sale (provided that the Controlling Group also so consents, and, to the extent applicable, sells and transfers its shares of Common Stock on the same terms as so amended, waived, modified or supplemented) and (ii) deliver to the Controlling Group certificates representing the Shares, together with all necessary duly executed stock powers.

         (c) Remedies. The Purchaser acknowledges that the Controlling Group would be irreparably damaged in the event of a breach or a threatened breach by the Purchaser of any of its obligations under this Section 8 and the Purchaser agrees that, in the event of a breach or a threatened breach by the Purchaser of any such obligation, the Controlling Group shall, in addition to any other rights and remedies available to it in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting it specific performance by the Purchaser of its obligations under this Section 8. In the event that the Controlling Group shall file suit to enforce the covenants contained in this Section 8 (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to recover, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, including reasonable attorney's fees and expenses. In the event that, following a breach or a threatened breach by the Purchaser of the provisions of this
Section 8, the Controlling Group does not obtain an injunction granting it specific performance of the Purchaser's obligations under this Section 8 in connection with such proposed sale prior to the time the Controlling Group completes the sale of its shares of Common Stock or, in its sole discretion, abandons such sale, then the Company shall have the option to purchase the Shares from the Purchaser at a purchase price per Share equal to the price at which the Purchaser purchased such shares of Common Stock from the Company or, if less, the per share consideration payable pursuant to the Take-Along Offer.

         (d) Public Offering. In the event that a Public Offering has been consummated, the provisions of this Section 8 shall terminate and cease to have further effect.

         9. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that (a) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, (b) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms and (c) the Shares, when issued, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this Agreement, or otherwise in connection with the transactions contemplated hereby.

         10.      Covenants of the Company.

         (a) Rule 144. The Company agrees that at all times after it has filed a registration statement after the date hereof pursuant to the requirements of the Securities Act or Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), relating to any class of equity securities of the Company (other than (i) the registration of equity securities of the Company and/or options or interests in respect thereof to be offered primarily to directors and/or members of management and employees, sales agents or similar representatives of the Company, RIC or the Subsidiaries, directors or senior executives of corporations in which entities managed or sponsored by Clayton, Dubilier & Rice, Inc. have made equity investments and/or other persons with whom CD&R has consulting or other advisory relationships, or (ii) the registration of equity securities and/or options or other interests in respect thereof solely on Form S-4 or S-8 or any successor form), it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Purchaser, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), to the extent required from time to time to enable the Purchaser to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, as such Rule may be amended from time to time, or
(ii) any successor rule or regulation hereafter adopted by the Commission.

         (b) State Securities Laws. The Company agrees to use its best efforts to comply with all state securities or "blue sky" laws applicable to the sale of the Shares to the Purchaser, provided that the Company shall not be obligated to qualify or register the Shares under any such law or to qualify as a foreign corporation or file any consent to service of process under the laws of any jurisdiction or subject itself to taxation as doing business in any such jurisdiction.

         11.      Certain Restrictions on Repurchases.

         (a) Financing Agreements, etc. Notwithstanding any other provision of this Agreement, the Company shall not be obligated or permitted to complete a repurchase of any Shares from the Purchaser if (i) such repurchase would result in a violation of the terms or provisions of, or result in a default or an event of default under, (A) the Credit Agreement, dated as of March 21, 1996 (the "Credit Agreement"), among Parent, the other borrowers party thereto, Chemical Bank, as administrative agent, and the lenders party thereto from time to time, as such agreement may be assumed by RIC as successor in interest to Parent, (B) the Equipment Packaging Machinery Credit Agreement, dated as of March 21, 1996 (the "PMC Agreement"), among Riverwood International Machinery, Inc., Chemical Bank, as administrative agent, and the lenders party thereto from time to time, (C) the Indenture, dated as of March 27, 1996, among Parent, as issuer, the Company and Newco, as guarantors, and Fleet National Bank of Connecticut, as trustee (the "Senior Note Indenture"), (D) the Indenture, dated as of March 27, 1996, among Parent, as issuer, the Company and Newco, as guarantors, and Fleet National Bank of Massachusetts, as trustee (together with the Senior Note Indenture, the "Indentures"), or (E) any other guarantee, financing or security agreement or document entered into (I) by Riverwood or any of its subsidiaries prior to the Effective Time that remains outstanding in any part on or after the Effective Time, (II) by the Company or any of its subsidiaries in connection with the Acquisition, or the financing of the Acquisition or (III) otherwise from time to time in connection with the operations of the Company, RIC or the Subsidiaries (the Credit Agreement, the PMC Agreement, the Indentures and such other agreements and documents, as each may be amended, modified or supplemented from time to time, are referred to herein as the "Financing Agreements"), in each case as the same may be amended, modified or supplemented from time to time, (ii) such repurchase would violate any of the terms or provisions of the Certificate of Incorporation of the Company or (iii) the Company has no funds legally available therefor under the General Corporation Law of the State of Delaware.

         (b) Delay of Repurchase. In the event that the completion of a repurchase by the Company otherwise permitted or required under Section 6(a) is prevented solely by the terms of Section 11(a), the Company shall provide written notice thereof to the Purchaser and (i) such repurchase will be postponed and will take place without the application of further conditions or impediments (other than as set forth in Section 7 hereof or in this Section 11) at the first opportunity thereafter when the Company has funds legally available therefor and when such repurchase will not result in any default, event of default or violation under any of the Financing Agreements or in a violation of any term or provision of the Certificate of Incorporation of the Company and (ii) such repurchase obligation shall rank against other similar repurchase obligations with respect to shares of Common Stock or options or deferred stock units in respect thereof according to priority in time of the effective date of the termination of employment or, if applicable, determination of financial hardship giving rise to such repurchase obligation; provided that (A) repurchase obligations arising pursuant to the exercise of a Purchaser's right to require a repurchase under Section 6(a) and repurchase obligations arising under Section 6(b) by reason of an approved financial hardship shall take precedence over repurchase obligations arising pursuant to the Company's exercise of its right to repurchase the Shares under Section 6(a) and (B) repurchase obligations as to which a common date determines priority shall be of equal priority and shall share pro rata in any repurchase payments made pursuant to clause (i) above.

         (c) Purchase Price Adjustment. In the event that a repurchase of Shares from the Purchaser is delayed pursuant to this Section 11, the purchase price per Share when the repurchase of such Shares eventually takes place as contemplated by Section 11(b) shall be equal to the Purchase Price per Share determined under Section 7 as of the date of the termination or determination of financial hardship giving rise to such repurchase, increased by interest on such Purchase Price for the period from the date such repurchase would have taken place but for a delay of such repurchase pursuant to Section 11(a) to the date on which the repurchase actually takes place (the "Delay Period"), at an annual rate of interest equal to the weighted average cost of the Company's bank indebtedness outstanding during the Delay Period.

         12.      Miscellaneous.

         (a) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such mail delivery, to the Company, the CD&R Fund or the Purchaser, as the case may be, at the following addresses or to such other address as the Company, the CD&R Fund or the Purchaser, as the case may be, shall specify by notice to the others:

         (i)      if to the Company, to it at:

                  Riverwood Holding, Inc.
                  Suite 1200
                  1105 North Market Street
                  P.O. Box 8985
                  Wilmington, Delaware  19899
                  Attention:  General Counsel

         (ii) if to the Purchaser, to the Purchaser at the address set forth on the signature page hereof.

         (iii)    if to the CD&R Fund, to:

                  Clayton, Dubilier & Rice Fund V Limited Partnership Foulkstone Plaza, Suite 102
                  1403 Foulk Road
                  Wilmington, Delaware 19803
                  Attention: Joseph L. Rice, III

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof. Copies of any notice or other communication given under this Agreement shall also be given to:

                  Clayton, Dubilier & Rice, Inc.
                  375 Park Avenue
                  New York, New York  10152
                  Attention: Kevin J. Conway

           and

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York  10022
                  Attention:  Franci J. Blassberg, Esq.

The CD&R Fund also shall be given a copy of any notice or other communication between the Purchaser and the Company under this Agreement at its address as set forth above.

         (b) Binding Effect; Benefits. This Agreement shall be binding upon the parties to this Agreement and their respective successors and assigns and shall inure to the benefit of the parties to the Agreement, the CD&R Fund and their respective successors and assigns. Except as provided in Sections 4 through 8, inclusive, nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement, the CD&R Fund or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

         (c)      Waiver; Amendment.

         (i) Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement, provided that any waiver of the provisions of Sections 4 through 8, inclusive, must be consented to in writing by the CD&R Fund. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party's or beneficiary's rights or privileges hereunder or shall be deemed a waiver of such party's or beneficiary's rights to exercise the same at any subsequent time or times hereunder.

         (ii) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Purchaser and the Company, and, in the case of any amendment modification or supplement to or affecting any of Sections 4 through 8 inclusive or that adversely affects the rights of the CD&R Fund hereunder consented to by the CD&R Fund in writing. The parties hereto acknowledge that the Company's consent to an amendment or modification of this Agreement may be subject to the terms and provisions of the Financing Agreements.

         (d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Purchaser without the prior written consent of the other parties and the CD&R Fund. The CD&R Fund may assign from time to time all or any portion of its rights under Sections 4 through 8 hereof to one or more persons or other entities designated by it.

         (e) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE CORPORATE LAW OF THE STATE OF DELAWARE SPECIFICALLY AND MANDATORILY APPLIES.

         (f) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         (h) Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in this Agreement may, to the full extent permitted by applicable law, be exercised and performed by any duly constituted committee thereof to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.

           IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the date first above written.

                                    RIVERWOOD HOLDING, INC.



                                    By:
                                       --------------------------
                                       Name:
                                       Title:


                                    THE PURCHASER:



                                    By:
                                       --------------------------
                                       Name:


                                    Address of the Purchaser:



                                    -----------------------------

                                    -----------------------------

                                    -----------------------------


Total Number of Shares
of Common Stock to be
Purchased:

                                             ------------------
Total Cash Purchase
Price:
                                             ------------------